EXHIBIT 23.2
                       Consent of Independent Accountants


We have issued our report dated February 6, 2003 on the financial statements of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2002 and 2001 and for the year ended December 31, 2002, which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 2002 filed by Camco Financial Corporation (Camco). We hereby consent to the incorporation by reference of our report in Camco's Post-Effective Amendment No. 1 to Form S-8 (33-88072).


                                     /s/ Crowe, Chizek and Company LLP

Columbus, Ohio
March 24, 2003